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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form S-3 No.333-______) and the related Prospectus of The Sports Authority, Inc. for the registration of 8,130,081 shares of its common stock and to the incorporation by reference therein of our report dated March 8, 2002, with respect to the consolidated financial statements of The Sports Authority, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP



Miami, Florida
June 25, 2002